FIRST AMENDMENT TO SERVICES AGREEMENT

         THIS FIRST AMENDMENT TO SERVICES AGREEMENT (the "Amendment") is made and entered into as of June 30, 2006 by and among MEMBERS CAPITAL ADVISORS, INC. ("Client"), a Wisconsin investment advisor, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

                                   WITNESSETH:

         WHEREAS, Client and State Street are parties to that certain Services Agreement dated as of October 1,2001; and

         WHEREAS, Client and State Street desire to amend and supplement the Agreement upon the following terms and conditions.

         NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and State Street hereby agree that the Agreement is amended and supplemented as follows:

1. Schedule A shall be replaced in its entirety by the Schedule A dated June 30, 2006 attached hereto and incorporated herein by this reference.

2. General Provisions. This Amendment will at all times and in all respects be construed, interpreted, and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK AND TRUST COMPANY           MEMBERS CAPITAL ADVISORS, INC.

By:  /s/ Mark Nicholson                       By: /s/ Lawrence R. Halverson
     -------------------------                    --------------------------
Name, Title: Mark Nicholson                   Name, Title: Lawrence R. Halverson
             -----------------                             -----------------
             Vice President                                Vice President
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                                   SCHEDULE A
                          (AS AMENDED ON JUNE 30, 2006)

Ultra Series Funds:

Money Market Fund
Bond Fund
Balanced Fund
Large Cap Value Fund
Large Cap Growth Fund
International Stock Fund
High Income Fund
Mid Cap Growth Fund
Mid Cap Value Fund
Global Securities Fund
Conservative Allocation Fund
Moderate Allocation Fund
Aggressive Allocation Fund